EXHIBIT 1(A)

ARTICLES OF AMALGAMATION OF CHALLENGER

Industry Canada                                                             Industrie Canada

Certificate	Certificat
of Amalgamation	de fusion

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

CHALLENGER ENERGY CORP.	433793-0

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d’une fusion, en vertu de 1’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw	December 1, 2005 / le 1 décembre 2005
Richard G. Shaw
Director - Directeur	Date of Amalgamation - Data de fusion

Industry Canada	Industrie Canada
FORMULE 9
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 9	STATUTS DE FUSION (ARTICLE 185)
ARTICLES OF AMALGAMATION (SECTION 185)

1 – Name of the Amalgamated Corporation	Dénomination sociale de la société issue de la fusion

CHALLENGER ENERGY CORP.

2 – The province or territory in Canada where the registered office is to be situated	La province ou le territoire au Canada où se situera le siège social

ALBERTA

3 – The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la sociètè est autorisée à émettre

See Schedule “A” attached hereto.

4 – Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None

5 – Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

Not less than three (3) directors and not more than eleven (11) directors.

6 – Restrictions, if any, on business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu
None

7 – Other provisions, if any	Autres dispositions, s’il y a lieu

See Schedule “B” attached hereto.

8 – The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	La fusion a été approuvée en accord avec l’article ou le paragraphe de la Loi indiqué ci-après.

☒	183
☐	184(1)
☐	182(2)

9 – Name of the amalgamating corporations Denomination sociale des sociétés fusionnantes	Corporation No. N° de la sociéte	Signature	Date	Title Titre	Tel. No. N°de tél.
GLOBAL EXPRESS ENERGY INC.	648574-0	/s/ John Mackay	30/11/05	President	(403) 218-6509
CHALLENGER ENERGY CORP.	626967-2	/s/ Gregory Noval	30/11/05	Chairman	(403) 503-8810

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT

IC 3190 (2003/06)

SCHEDULE “A”

The authorized capital of the Corporation shall consist of an unlimited number of Common Shares, First Preferred Shares and Second Preferred Shares, which classes of shares, shall have attached thereto the rights, privileges, restrictions and conditions as set forth below:

Common Shares

1. Voting Rights

The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such).

2. Dividends

The holders of Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of dividends and the Board of Directors shall be entitled to declare dividends in favour of the holders of other classes of shares at different times or at the same time but in different amounts as dividends declared in favour of the holders of the Common Shares or in favour of the holders of the Common Shares at different times or at the same time but in different amounts as dividends declared in favour of the holders of the other classes of shares.

3. Liquidation

The holders of Common Shares shall be entitled in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the Non-Voting Common Shares and with the holders of shares of any other class of shares of the Corporation ranking equally with the Common Shares in respect of return of capital, in such assets of the Corporation as are available for distribution.

First Preferred Shares

1.                                      The First Preferred Shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued, the Directors of the Corporation shall, by resolution, fix the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution fix the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, the voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than First Preferred Shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Director (as defined in the Canada Business Corporations Act or successor legislation thereto) of Articles of Amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

2.                                      Notwithstanding paragraph 1, the Directors of the Corporation may at any time or from time to time change the rights, privileges, restrictions and conditions attached to unissued shares of any series of First Preferred Shares, subject to filing with the Director (as defined in the Canada Business Corporations Act) of Articles of Amendment setting forth the changes in rights, privileges, restrictions and conditions attached to the shares of such series.

3.                                      The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to accumulated dividends and return of capital. The First Preferred Shares shall be entitled to a preference over the Second Preferred Shares and the Common Shares and over any other shares of the Corporation ranking junior to the First Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the First Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment in satisfaction of claims in respect of dividends. The First Preferred Shares of any series may also be given such other preferences not inconsistent with paragraphs 1 through 5 hereof over the Second Preferred Shares and the Common Shares and any other shares ranking junior to the First Preferred Shares as may be determined in the case of each such series of First Preferred Shares.

4.                                      The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the First Preferred Shares given as herein specified.

5.                                      The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the sanction of the holders of the First Preferred Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of a least two-thirds of the votes cast at a meeting of holders of First Preferred Shares duly called for such purpose and held upon at least twenty-one (21) days’ notice at which a quorum is present comprising at least two persons present, holding or representing by proxy at least twenty (20%) per cent of the outstanding First Preferred Shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than fifteen (15) days later and at such time and place as may be appointed by the chairman and at such meeting a quorum will consist of that number of shareholders present in person or represented by proxy. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a First Preferred Share shall be entitled to one (1) vote in respect of each one ($1) dollar of stated value of First Preferred Shares held.

Second Preferred Shares

1.                                      The Second Preferred Shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series are issued, the Directors of the Corporation shall, by resolution, fix the number of shares that will form such series and shall, subject to the limitations set out herein, by resolution fix the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, the voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than Second Preferred Shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Director (as defined in the Canada Business Corporations Act or successor legislation thereto) of Articles of Amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

2.                                      Notwithstanding paragraph 1, the Directors of the Corporation may at any time or from time to time change the rights, privileges, restrictions and conditions attached to unissued shares of any series of

Second Preferred Shares, subject to filing with the Director (as defined in the Canada Business Corporations Act) of Articles of Amendment setting forth the changes in rights, privileges, restrictions and conditions attached to the shares of such series.

3.                                      The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series with respect to accumulated dividends and return of capital. The Second Preferred Shares shall be entitled to a preference over the Common Shares and over any other shares of the Corporation ranking junior to the Second Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital are not paid in full, the Second Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Second Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment in satisfaction of claims in respect of dividends. The Second Preferred Shares of any series may also be given such other preferences not inconsistent with paragraphs 1 through 5 hereof over the Common Shares, and any other shares ranking junior to the Second Preferred Shares as may be determined in the case of each such series of Second Preferred Shares.

4.                                      The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Second Preferred Shares given as herein specified.

5.                                      The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the sanction of the holders of the Second Preferred Shares given in such a manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of holders of Second Preferred Shares duly called for such purpose and held upon at least twenty one (21) days’ notice at which a quorum is present comprising at least two persons present, holding or representing by proxy at least twenty (20%) per cent of the outstanding Second Preferred Shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than fifteen (15) days later and at such time and place as may be appointed by the chairman and at such meeting a quorum will consist of that number of shareholders present in person or represented by proxy. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a Second Preferred Share shall be entitled to one (1) vote in respect of each one ($1) dollar of stated value of Second Preferred Shares held.

SCHEDULE “B”

(a)                                 The directors of the corporation may, without authorization of the shareholders:

(i)                                     borrow money on the credit of the Corporation;

(ii)                                  issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)                               subject to the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

(iv)                              mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(a)                                 The directors may, by resolution, delegate the powers referred to in Subsection (a) hereof to a director, a committee of directors or an officer.

(b)                                 The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

(c)                                  Meetings of the shareholders may be held at any place within Canada that the directors may determine.